Exhibit 99.1

INSPIRED REPORTS THIRD QUARTER 2023 RESULTS

●	3Q Revenue of $97.5 million, up 31% on a reported and 22% on a functional currency basis vs. prior year, driven by Interactive segment and Low Margin Gaming Hardware Sales
●	Completed restatement of the Company’s previously issued financial statements[1]
●	Unveiled Hybrid Dealer®, a revolutionary new iGaming product
●	Entered agreement with the National Basketball Association (“NBA”) to develop NBA-themed Virtual Sports games
●	Expect Fourth Quarter Revenue and Adjusted EBITDA to be in-line with current consensus estimates
●	Repurchased 121,847 shares, bringing total shares repurchased to approximately 1.2 million since the Company’s Share Repurchase Program was announced in May 2022

New York, New York, February 27, 2024 - Inspired Entertainment, Inc. (“Inspired” or the “Company”) (NASDAQ: INSE), a leading B2B provider of gaming content, technology, hardware and services, today reported financial results for the three-month period ended September 30, 2023.

“We have completed the financial restatement process and as of today, all amended filings are complete,” said Lorne Weil, Executive Chairman of Inspired. “For the first half of 2023, the net impact to Adjusted EBITDA from the restatement was effectively zero, with a $1 million decrease in previously reported results in Q1 offset by a $1 million increase in Q2. The impact to our Adjusted EBITDA for the full year 2022, was a decrease of $0.6 million, from $99.6 million to $99.0 million, or less than 1%. Adjusted EBITDA margin for the third quarter was 27%, but excluding Low Margin Gaming Hardware sales, the margin was 36%, compared to 37% in the prior year quarter.”

Weil continued, “For the quarter, our aggregate digital business, which includes our Virtual Sports and Interactive segments, grew Adjusted EBITDA 9% to $16.4 million from $15.0 million . Year to date, our digital business generated 58% of Adjusted EBITDA contribution2 compared to 50% in the prior year period. This performance reinforces the shift in our strategic focus towards our higher margin, scalable digital business and we continue to invest in premium content creation for these segments. At the same time, our Adjusted EBITDA for the third quarter was impacted by the timing of several one-time sales moving into the fourth quarter. Excluding one-time product sales, Adjusted EBITDA grew 4% year-over-year during the third quarter  . As we look forward, we expect our fourth quarter Adjusted EBITDA to be in-line with consensus. Additionally, our fourth quarter Adjusted EBITDA would have been nearly $2 million higher if not for the ransomware attack on our IT systems impacting results.”

Weil added, “Our digital business third quarter results were led by the Interactive segment where revenue and Adjusted EBITDA increased 28% and 55% year-over-year on a constant currency basis, respectively, underscoring both the growth and scalability of the business. Interactive results reflect another quarterly record as we continue to benefit from an increased footprint through new customer launches, the consistent deployment of new content and increased promotional activity through exclusive deals with tier-one customers as well as revenue growth from existing customers. In our Virtual Sports segment, we generated $13.4 million of revenue during the quarter compared to $14.4 million during the prior year. The year-over-year decline was driven by a major customer’s optimizing of their customer base, with a partial offset due to increased retail revenue. In the last two to three years, we’ve seen extraordinary growth in our Virtual Sports business, driven by new products and market expansions. We believe we are heading into another strong growth phase, driven by our exciting new content partnerships with the NFL and NBA. We have two major markets with substantial growth opportunity, North America and Latin America. In addition, we’ve recently launched Hybrid Dealer, a revolutionary new iGaming product. We are proud to have partnered with BetMGM to launch this innovative new product. With all of this recent progress, we are more convinced than ever that we are in the early stages of an expanding global opportunity with our digital business that will continue to exhibit a high margin and low capital intensity profile.”

1 Financial statements as of December 31, 2021 and 2022 and for the years ended December 31, 2020, 2021 and 2022 as well as for the first and second quarters of 2023.

2 Aggregate digital business Adjusted EBITDA contribution is calculated using the sum of the Virtual Sports and Interactive segment-level Adjusted EBITDA deducted by an allocated corporate expense pro-rated by the segment revenue contribution as a percent of Total Revenue. The Company’s definition may not be comparable to measures of other companies. See supplemental table below.

Weil continued, “In our land-based operations, which includes our Gaming and Leisure segments, we’ve completed the deployment of our new ‘Vantage’ cabinet across two of our largest licensed betting shop customers, recording another $22.7 million of low margin terminal sales in Q3. We continue to see approximately 11% year-over-year revenue per machine increases with these new terminal deployments. In our pubs business, we’ve deployed ‘Vantage’ across approximately 20% of our customer estate and have experienced approximately 20% year-over-year growth in revenue per machine. This gives us confidence that we are seeing a reacceleration across our land-based businesses.”

Weil concluded, “Fundamentally, our business remains very strong, which was reflected in our repurchase of $1.5 million of our stock during the third quarter. We are optimistic about the compelling digital growth dynamics of the business, as a wider audience engages with online betting and gaming while new jurisdictions continue to launch. Combined with a resilient land-based business, our diversification and expansion ability reinforce our omni-channel strategy combining our high-margin, capital efficient digital businesses with our steady land-based businesses.”

Recent Business Highlights

●	Unveiled revolutionary new iGaming product, Hybrid Dealer,® a unique product offering players branded RNG-generated table and gameshow content for online play seamlessly blending physical and digital elements offering operators unlimited branding and customizable possibilities that are unique from game to game. Launched the product with BetMGM.
●	Launched NFL-themed Virtual Sports product with bet365.
●	Signed an agreement with the National Basketball Association (“NBA”) securing the rights to develop NBA-themed Virtual Sports games that will include NBA imagery, including all 30-team logos, NBA All-Star, NBA Playoffs and NBA Finals and the rights to use NBA archived footage.
●	Launched groundbreaking Home Run Shoot Out Legends featuring Major League Baseball Players Alumni Association licensed players with Kaizen Gaming’s online sports betting and gaming brand Betano.
●	Executed long-term Virtual Sports contract extension with leading Italian licensed gaming operator Snaitech.
●	Expanded partnership with FanDuel in North America to deliver iGaming content across Ontario, Pennsylvania, Michigan and New Jersey.
●	Announced agreement with Kambi Group plc to integrate Virtual Sports products in the Kambi sportsbook platform.
●	Released the slot content Cops ‘N’ Robbers Big Money™, Party Time™, 7’s of Luck™ and Big Scary Fortune™ into UK retail during the third quarter.
●	Expanded iGaming content library with Gold Cash Free Spins Megaways™, Golden Winner™ and Secret 7s™.

Summary of Third Quarter 2023 Segment Financial Results

(unaudited)

	Three Months Ended September 30,		Reported Variance	Currency Movement 2023[2]	Functional Currency Variance
(In $ millions)	2023	2022	%	$	%
Total Revenue
Gaming (excl. Low Margin Gaming Hardware Sales)	$22.4	$24.0	(7%)	$1.8	(14%)
Virtual Sports	13.4	14.4	(7%)	1.0	(14%)
Interactive	7.3	5.3	38%	0.5	28%
Leisure	31.7	30.5	4%	2.1	(3%)

Total Company Revenue (excl. Low Margin Gaming Hardware Sales)	$74.8	$74.2	1%	$5.4	(6%)
Low Margin Gaming Hardware Sales	22.7	-	NM3	$1.5	NM3
Total Company Revenue (incl. Low Margin Gaming Hardware Sales)	$97.5	$74.2	31%	$6.9	22%
Net operating income	12.2	15.3	(20%)	0.7	(25%)
Net income	3.4	9.2	(63%)	0.2	(65%)
Net income per basic share	$0.12	$0.33	(64%)	NM3	(68%)
Net income per diluted share	$0.12	$0.32	(63%)	NM3	(67%)

Non-GAAP Financial Measures
Adjusted EBITDA[1]
Gaming	$8.3	$9.0	(7%)	$0.3	(11%)
Virtual Sports	11.7	12.2	(5%)	0.9	(12%)
Interactive	4.7	2.8	66%	0.3	55%
Leisure	8.7	9.6	(9%)	0.5	(15%)
Corporate	(6.7)	(6.3)	(3%)	(0.4)	(3%)

Total Company Adjusted EBITDA[1]	$26.7	$27.3	(2%)	$1.7	(8%)
Adjusted EBITDA Margin[1]	27%	37%
Adjusted EBITDA Margin (excl. Low Margin Gaming Hardware Sales)	36%	37%
Adjusted net income[1]	$4.9	11.9	(59%)	0.3	(62%)
Adjusted net income per diluted share	$0.17	$0.41	(59%)	NM3	(59%)

1 Reconciliation to US GAAP shown below.

2 Currency movement calculated by translating 2023 and 2022 performances at 2022 exchange rates.

3 Percentage/dollar change is not meaningful.

Revision of Prior Period Results

As previously announced in a press release dated November 8, 2023, the Company identified certain accounting errors relating to the compliance with U.S. GAAP in connection with the Company’s accounting policies primarily for capitalizing software development costs . The Company undertook a review of all financial statement line items and related accounting policies to ensure U.S. GAAP compliance. Upon completion of its review, today, the Company filed with the Securities and Exchange Commission (“SEC”) Form 10-K/A for the year ended December 31, 2022, Forms 10-Q/A for the quarters ended March 31, 2023 and June 30, 2023, and a Form 10-Q for the quarter ended September 30, 2023 with restated financial statements. The amended filings are available on the SEC’s website at www.sec.gov/edgar.

Non-GAAP Financial Measures

We use non-GAAP financial measures, including Adjusted EBITDA, to analyze our operating performance. We use these financial measures to manage our business on a day-to-day basis. We believe that these measures are also commonly used in our industry to measure performance. For these reasons, we believe that these non-GAAP financial measures provide expanded insight into our business, in addition to standard U.S. GAAP financial measures. There are no uniform rules for defining and using non-GAAP financial measures, and as a result the measures we use may not be comparable to measures used by other companies, even if they have similar labels. The presentation of non-GAAP financial information should not be considered in isolation from, as a substitute for, or superior to, financial information prepared and presented in accordance with U.S. GAAP. You should consider our non-GAAP financial measures in conjunction with our U.S. GAAP financial statements.

We define our non-GAAP financial measures as follows:

EBITDA is defined as net loss excluding depreciation and amortization, interest expense, interest income and income tax expense.

Adjusted EBITDA is defined as net income (loss) excluding depreciation and amortization, interest expense, interest income and income tax expense, and other additional exclusions and adjustments (see Adjusted EBITDA reconciliation table). Such additional excluded   amounts include stock-based compensation U.S. GAAP charges where the associated liability is expected to be settled in stock, and changes in the value of earnout liabilities and income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension schemes. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs and (3) gains or losses not in the ordinary course of business.

We believe Adjusted EBITDA, when considered along with other performance measures, is a particularly useful performance measure, because it focuses on certain operating drivers of the business, including sales growth, operating costs, selling and administrative expense and other operating income and expense. We believe Adjusted EBITDA can provide a more complete understanding of our operating results and the trends to which we are subject, and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income or loss, because it does not take into account certain aspects of our operating performance (for example, it excludes non-recurring gains and losses which are not deemed to be a normal part of underlying business activities). Our use of Adjusted EBITDA may not be comparable to the use by other companies of similarly termed measures. Management compensates for these limitations by using Adjusted EBITDA as only one of several measures for evaluating our operating performance. In addition, capital expenditures, which affect depreciation and amortization, interest expense, and income tax benefit (expense), are evaluated separately by management.

Adjusted Revenue (Revenue Excluding Low Margin Gaming Hardware Sales) is defined as revenue excluding hardware sales that are sold at low margin with the intention of securing longer term recurring revenue streams.

Adjusted Net Income is defined as net income (loss) excluding the effects of certain exclusions and adjustments. Such excluded amounts include income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension schemes. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs and (3) gains or losses not in the ordinary course of business. These items have been adjusted to reflect the tax impact from excluding them from net income (loss).

Adjusted Net Income per diluted share is computed by dividing the Adjusted Net Income by the weighted average number of common shares outstanding during the period, including the effects of any potentially dilutive securities, including RSUs, using the treasury stock method, and convertible debt or convertible preferred stock, using the if-converted method, unless the inclusion would be anti-dilutive.

Functional Currency at Constant rate. Currency impacts shown have been calculated as the current-period average GBP:USD rate less the equivalent average rate in the prior year quarter, multiplied by the current period amount in our functional currency (GBP). The remaining difference, referred to as functional currency at constant rate, is calculated as the difference in our functional currency, multiplied by the prior year quarter average GBP: USD rate, as a proxy for functional currency at constant rate movement.

Currency Movement represents the difference between the results in our reporting currency (USD) and the results on a functional currency at constant rate basis.

Reconciliations from net loss, as shown in our Consolidated Statements of Operations and Comprehensive Loss, to Adjusted EBITDA are shown below.

Conference Call and Webcast

Inspired management will host a conference call and simultaneous webcast at 5:30 p.m. ET / 10:30 p.m. UK on Tuesday, February 27, 2024 to discuss the financial results and general business trends.

Telephone: The dial-in number to access the call live is 1-800-715-9871 (US) or 1-646-307-1963 (International). Participants should ask to be joined into the Inspired Entertainment call.

Webcast: A live audio-only webcast of the call can be accessed through the “Events and Presentations” page of the Company’s website at www.inseinc.com under the Investors link. Please follow the registration prompts.

Replay: A replay of the webcast will be available on the Company’s website at www.inseinc.com.

About Inspired Entertainment, Inc.

Inspired offers an expanding portfolio of content, technology, hardware and services for regulated gaming, betting, lottery, social and leisure operators across retail and mobile channels around the world. The Company’s gaming, virtual sports, interactive and leisure products appeal to a wide variety of players, creating new opportunities for operators to grow their revenue. The Company operates in approximately 35 jurisdictions worldwide, supplying gaming systems with associated terminals and content for approximately 50,000 gaming machines located in betting shops, pubs, gaming halls and other route operations; virtual sports products through more than 32,000 retail venues and various online websites; interactive games for 170+ websites; and a variety of amusement entertainment solutions with a total installed base of more than 16,000 terminals. Additional information can be found at www.inseinc.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our ability to bring certain of our products to customers in the various markets in which we operate and execute on our strategic plan, statements regarding expectations with respect to potential new customers and statements regarding our anticipated financial performance. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “expect,” “estimate,” “plan,” “will,” “would” and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on Inspired management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Inspired’s control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing Inspired’s views as of any subsequent date. You are advised to review carefully the “Risk Factors” section of Inspired’s annual report on Form 10-K for the fiscal year ended December 31, 2022, and subsequent quarterly reports on Form 10-Q, which are available, free of charge, on the U.S. Securities and Exchange Commission’s website at www.sec.gov. Inspired does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

For Investors

IR@inseinc.com

+1 (646) 277-1285

For Press and Sales

inspiredsales@inseinc.com

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in millions, except share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022, as restated	2023	2022, as restated
Revenue:
Service	$70.7	$68.6	$195.7	$188.7
Product sales	26.8	5.6	46.1	16.3
Total revenue	97.5	74.2	241.8	205.0

Cost of sales:
Cost of service (1)	(21.4)	(20.3)	(56.9)	(54.9)
Cost of product sales (1)	(26.7)	(4.1)	(41.8)	(11.2)
Selling, general and administrative expenses	(26.9)	(25.2)	(82.7)	(74.1)
Acquisition and integration related transaction expenses	—	(0.1)	—	(0.3)
Depreciation and amortization	(10.3)	(9.2)	(29.8)	(30.1)
Net operating income	12.2	15.3	30.6	34.4

Other expense
Interest expense, net	(6.9)	(6.3)	(20.5)	(18.7)
Gain on disposal of business	—	—	—	0.9
Other finance income	0.1	0.3	0.3	0.9

Total other expense, net	(6.8)	(6.0)	(20.2)	(16.9)

Net income before income taxes	5.4	9.3	10.4	17.5
Income tax (expense) benefit	(2.0)	(0.1)	(2.8)	(0.4)
Net income	3.4	9.2	7.6	17.1

Other comprehensive (loss)/income:
Foreign currency translation gain (loss)	3.6	8.0	(2.0)	20.5
Reclassification of loss on hedging instrument to comprehensive income	—	0.1	0.3	0.5
Actuarial (losses) gains on pension plan	0.2	0.1	0.7	(0.6)
Other comprehensive income (loss)	3.8	8.2	(1.0)	20.4

Comprehensive income	$7.2	$17.4	$6.6	$37.5

Net income per common share – basic	$0.12	$0.33	$0.27	$0.61
Net income per common share – diluted	$0.12	$0.32	$0.26	$0.58

Weighted average number of shares outstanding during the period – basic	28,104,365	27,856,920	28,088,901	28,237,874
Weighted average number of shares outstanding during the period – diluted	29,105,267	28,921,246	29,149,285	29,374,460

Supplemental disclosure of stock-based compensation expense
Stock-based compensation included in:
Selling, general and administrative expenses	$(3.3)	$(2.5)	$(9.3)	$(7.9)

(1)	Excluding depreciation and amortization

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	September 30, 2023	December 31, 2022, as restated
	(Unaudited)
Assets
Cash	$26.4	$25.0
Accounts receivable, net	29.2	40.4
Inventory	39.9	30.3
Prepaid expenses and other current assets	37.8	31.2
Total current assets	133.3	126.9

Property and equipment, net	52.6	45.1
Software development costs, net	21.6	18.3
Other acquired intangible assets subject to amortization, net	13.6	14.6
Goodwill	56.3	55.5
Operating lease right of use asset	14.3	16.0
Costs of obtaining and fulfilling customer contracts, net	8.5	7.0
Other assets	4.5	3.8
Total assets	$304.7	$287.2

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$58.0	$52.7
Corporate tax and other current taxes payable	3.6	10.1
Deferred revenue, current	8.7	4.6
Operating lease liabilities	4.1	3.9
Other current liabilities	3.4	3.6
Total current liabilities	77.8	74.9

Long-term debt	282.7	277.6
Finance lease liabilities, net of current portion	1.8	1.2
Deferred revenue, net of current portion	1.6	2.8
Operating lease liabilities	10.3	12.3
Other long-term liabilities	3.0	4.0
Total liabilities	377.2	372.8

Commitments and contingencies

Stockholders’ deficit
Preferred stock; $0.0001 par value; 1,000,000 shares authorized	—	—
Common stock; $0.0001 par value; 49,000,000 shares authorized; 26,214,739 shares and 25,909,516 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	—	—
Additional paid in capital	386.3	378.2
Accumulated other comprehensive income	49.8	50.8
Accumulated deficit	(508.6)	(514.6)
Total stockholders’ deficit	(72.5)	(85.6)
Total liabilities and stockholders’ deficit	$304.7	$287.2

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Nine Months Ended September 30,
	2023	2022, as restated
Cash flows from operating activities:
Net income	$7.6	$17.1
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	29.8	30.1
Amortization of right of use asset	2.8	2.7
Profit on disposal of trade and assets	—	(0.9)
Stock-based compensation expense	9.3	7.9
Contract cost expense	(7.7)	(4.7)
Reclassification of loss on hedging instrument to comprehensive income	0.5	0.5
Non-cash interest expense relating to senior debt	1.0	1.1
Changes in assets and liabilities:
Accounts receivable	11.7	(1.3)
Inventory	(9.4)	(12.1)
Prepaid expenses and other assets	(5.0)	(3.1)
Corporate tax and other current taxes payable	(9.6)	(6.6)
Accounts payable and accrued expenses	4.6	8.8
Deferred revenues and customer prepayment	2.9	(2.9)
Operating lease liabilities	(2.8)	(2.7)
Other long-term liabilities	(0.4)	(2.1)
Net cash provided by operating activities	35.3	31.8

Cash flows from investing activities:
Purchases of property and equipment	(20.1)	(16.8)
Acquisition of subsidiary company assets	—	(0.6)
Acquisition of third-party company trade and assets	(0.6)	—
Disposal of trade and assets	—	1.3
Purchases of capital software	(11.0)	(9.4)
Net cash used in investing activities	(31.7)	(25.5)

Cash flows from financing activities:
Repurchase of common stock	(1.6)	(10.0)
Repayments of finance leases	(1.0)	(0.5)
Net cash used in financing activities	(2.6)	(10.5)

Effect of exchange rate changes on cash	0.4	(6.2)
Net increase (decrease in) cash	1.4	(10.4)
Cash, beginning of period	25.0	47.8
Cash, end of period	$26.4	$37.4

Supplemental cash flow disclosures
Cash paid during the period for interest	$12.1	$11.9
Cash paid (received) during the period for income taxes	$4.8	$(0.2)
Cash paid during the period for operating leases	$4.9	$6.0

Supplemental disclosure of non-cash investing and financing activities
Lease liabilities arising from obtaining right of use assets	$(0.4)	$—
Property and equipment transferred to inventory	$—	$0.8
Property and equipment acquired through finance lease	$1.2	$—
Additional paid in capital from net settlement of RSUs	$(1.3)	$(0.2)

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

ADJUSTED EBITDA RECONCILIATION BY SEGMENT

(Unaudited)

Three Months Ended September 30, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total
(In millions)
Net income (loss)	$2.8	$10.8	$3.7	$5.5	$(19.4)	$3.4
Items Relating to Discontinued Activities
Pension charges	—	—	—	—	0.2	0.2

Items Relating to Discontinued Activities
Costs of group restructure	—	—	—	—	0.7	0.7

Stock-based compensation expense	0.4	0.2	0.1	0.2	2.4	3.3
Depreciation and amortization	5.1	0.7	0.9	3.0	0.6	10.3
Interest expense, net	—	—	—	—	6.9	6.9
Other finance income	—	—	—	—	(0.1)	(0.1)
Income tax	—	—	—	—	2.0	2.0
Adjusted EBITDA	$8.3	$11.7	$4.7	$8.7	$(6.7)	$26.7

Adjusted EBITDA	£6.8	£9.2	£3.7	£6.7	£(5.3)	£21.1

Exchange rate - $ to £						1.27

Three Months Ended September 30, 2022

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total
(In millions)
Net income (loss)	$4.0	$11.2	$2.3	$6.4	$(14.7)	$9.2
Items Relating to Discontinued Activities
Pension charges	—	—	—	—	0.2	0.2

Items outside the normal course of business:
Acquisition and integration related transaction expenses	—	—	—	—	0.1	0.1

Stock-based compensation expense	0.4	0.2	0.1	0.1	1.7	2.5
Depreciation and amortization	4.6	0.8	0.4	3.1	0.3	9.2
Interest expense, net	—	—	—	—	6.3	6.3
Other finance income	—	—	—	—	(0.3)	(0.3)
Income tax	—	—	—	—	0.1	0.1
Adjusted EBITDA	$9.0	$12.2	$2.8	$9.6	$(6.3)	$27.3

Adjusted EBITDA	£7.6	£10.4	£2.4	£7.9	£(5.3)	£23.0

Exchange rate - $ to £						1.18

Nine Months Ended September 30, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total
(In millions)
Net income (loss)	$13.9	$34.6	$8.5	$6.3	$(55.7)	$7.6
Items Relating to Discontinued Activities
Pension charges	—	—	—	—	0.6	0.6

Items outside the normal course of business:
Costs of group restructure	—	—	—	—	3.7	3.7

Stock-based compensation expense	1.1	0.6	0.4	0.7	6.5	9.3
Depreciation and amortization	14.2	2.3	2.5	9.1	1.7	29.8
Interest expense, net	—	—	—	—	20.5	20.5
Other finance income	—	—	—	—	(0.3)	(0.3)
Income tax	—	—	—	—	2.8	2.8
Adjusted EBITDA	$29.2	$37.5	$11.4	$16.1	$(20.2)	$74.0

Adjusted EBITDA	£23.7	£30.1	£9.1	£12.6	£(16.1)	£59.4

Exchange rate - $ to £						1.24

Nine Months Ended September 30, 2022

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total
(In millions)
Net income (loss)	$14.7	$30.3	$6.8	$9.3	$(44.0)	$17.1
Items Relating to Discontinued Activities
Pension charges	—	—	—	—	0.5	0.5

Items outside the normal course of business:
Acquisition and integration related transaction expenses	0.1	—	—	—	0.2	0.3
Gain on disposal of business	(0.9)	—	—	—	—	(0.9)

Stock-based compensation expense	1.0	0.5	0.4	0.4	5.6	7.9
Depreciation and amortization	14.9	2.2	1.3	10.2	1.5	30.1
Interest expense, net	—	—	—	—	18.7	18.7
Other finance income	—	—	—	—	(0.9)	(0.9)
Income tax	—	—	—	—	0.4	0.4
Adjusted EBITDA	$29.8	$33.0	$8.5	$19.9	$(18.0)	$73.2

Adjusted EBITDA	£23.7	£26.5	£6.8	£15.9	£(14.3)	£58.6

Exchange rate - $ to £						1.25

ADJUSTED NET INCOME RECONCILIATION

(Unaudited)

	For the Three-Month Period ended		For the Nine-Month Period ended
	Unaudited	Unaudited	Unaudited	Unaudited
	Sep 30,	Sep 30,	Sep 30,	Sep 30,
(In millions)	2023	2022	2023	2022
Net income	$3.4	$9.2	$7.6	$17.1
Items Relating to Discontinued Activities:
Pension charges	0.2	0.2	0.6	0.5

Items outside the normal course of business:
Acquisition and integration related transaction expenses	—	0.1	—	0.3
Cost of group restructure	0.7	—	3.7	—
Stock-based Compensation expense related to group restructure	—	—	0.7	—
Gain on disposal of business	—	—	—	(0.9)

Upfront recognition of Stock-based Compensation expense	—	—	0.4	—
Effect of exchange rates on cash	1.0	2.7	(0.4)	6.2
Mark to market movement on currency deals	(0.3)	—	(0.2)	—
Other finance income	(0.1)	(0.3)	(0.2)	(0.9)
Tax Impact	—	—	—	(0.3)
Adjusted Net Income	$4.9	$11.9	$12.0	$22.1

Adjusted Net Income	£3.9	£10.1	£9.6	£17.7

Exchange Rate - $ to £	1.27	1.18	1.25	1.25

Weighted average number of shares outstanding– diluted	29,105,267	28,921,246	29,149,285	29,374,460

Adjusted Net Income per diluted share	$0.17	$0.41	$0.41	$0.75

ADJUSTED REVENUE RECONCILIATION

(Unaudited)

	For the Three-Month Period ended		For the Nine-Month Period ended
	Unaudited	Unaudited	Unaudited	Unaudited
	Sep 30,	Sep 30,	Sep 30,	Sep 30,
(In millions)	2023	2022	2023	2022
Net revenues	$97.5	$74.2	$241.8	$205.0
Less Low Margin Gaming Hardware Sales	(22.7)	—	(27.1)	—
Adjusted Revenue	$74.8	$74.2	$214.7	$205.0

Adjusted Revenue	£58.9	£63.0	£172.3	£164.0

Exchange Rate - $ to £	1.27	1.18	1.25	1.25

INSPIRED ENTERTAINMENT, INC. PRO-RATED SEGMENT ADJUSTED EBITDA CONTRIBUTION

(Unaudited)

Three Months Ended September 30, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total
	(in millions)
Total Adjusted Revenue	$22.4	$13.4	$7.3	$31.7	$—	$74.8

Segment % of Total Adjusted Revenue	29.9%	17.9%	9.8%	42.4%		100.0%

Adjusted EBITDA	$8.3	$11.7	$4.7	$8.7	$(6.7)	$26.7
Corporate allocation(1)	(2.0)	(1.2)	(0.6)	(2.9)	6.7	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$6.3	$10.5	$4.1	$5.8	$—	$26.7

Segment Contribution to Adjusted EBITDA	23.6%	39.3%	15.1%	22.0%		100.0%

(1)	Corporate allocation pro-rated by segment % of total Adjusted Revenue contribution

Three Months Ended September 30, 2022

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total
	(in millions)
Total Revenue	$24.0	$14.4	$5.3	$30.5	$—	$74.2

Segment % of Total Revenue	32.4%	19.5%	7.2%	41.1%		100.0%

Adjusted EBITDA	$9.0	$12.2	$2.8	$9.6	$(6.3)	$27.3
Corporate allocation(1)	(2.1)	(1.2)	(0.4)	(2.6)	6.3	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$6.9	$11.0	$2.4	$7.0	$—	$27.3

Segment Contribution to Adjusted EBITDA	25.3%	40.5%	8.7%	25.5%		100.0%

(1)	Corporate allocation pro-rated by segment % of total revenue contribution

Nine Months Ended September 30, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total
	(in millions)
Total Adjusted Revenue	$76.2	$43.3	$19.9	$75.3	$—	$214.7

Segment % of Total Adjusted Revenue	35.5%	20.2%	9.3%	35.1%		100.0%

Adjusted EBITDA	$29.2	$37.5	$11.4	$16.1	$(20.2)	$74.0
Corporate allocation(1)	(7.2)	(4.1)	(1.8)	(7.1)	20.2	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$22.0	$33.4	$9.6	$9.0	$—	$74.0

Segment Contribution to Adjusted EBITDA	29.8%	45.1%	12.9%	12.2%		100.0%

(1)	Corporate allocation pro-rated by segment % of total Adjusted Revenue contribution

Nine Months Ended September 30, 2022

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total
	(in millions)
Total Revenue	$74.2	$39.5	$15.2	$76.1	$—	$205.0

Segment % of Total Revenue	36.2%	19.2%	7.4%	37.1%		100.0%

Adjusted EBITDA	$29.8	$33.0	$8.5	$19.9	$(18.0)	$73.2
Corporate allocation(1)	(6.6)	(3.4)	(1.3)	(6.7)	18.0	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$23.2	$29.6	$7.2	$13.2	$—	$73.2

Segment Contribution to Adjusted EBITDA	31.8%	40.3%	9.8%	18.1%		100.0%

(1)	Corporate allocation pro-rated by segment % of total Revenue contribution